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                                                                   Exhibit 16(a)
                        OPUS INVESTMENT MANAGEMENT, INC.

                                 Code of Ethics

                                  Introduction

This code of ethics has been adopted by Opus Investment Management, Inc. (the "adviser"). The adviser and its affiliated entities are committed to maintaining the highest ethical standards in connection with the management of investment companies and private advisory accounts. Dishonesty, self-dealing, conflicts of interest and trading on material non-public information will not be tolerated.

The code reflects the adviser's views on dishonesty, self-dealing and conflicts of interest. Every person who has been designated by the adviser as an "access person" is required to read the code annually and to certify that he or she has complied with its provisions. In addition, every employee of the adviser is subject to the adviser's Policies and Procedures to Prevent Insider Trading.

Any person who has any question regarding the applicability of the code or the adviser's Policies and Procedures to Prevent Insider Trading or the prohibitions, restrictions and procedures contained therein or the propriety of any action, is urged to contact Donald Wayman or Joseph MacDougall or the review officer.

                                       -1-

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                                Table of Contents


Section I - Definitions.

Section II - Statement of Policy.

Section III - Prohibited Activities.

Section IV - Exempt Transactions and Conduct.

Section V - Policies and Procedures to Prevent Insider Trading Violations.

Section VI - Preclearance Procedure.

Section VII - Brokerage Accounts.

Section VIII - Reporting Requirements.

Section IX - Initial and Annual Certification of Compliance.

Section X - Confidentiality.

Section XI - Identification of and Notice to Access Persons.

Section XII - Review of Reports.

Section XIII - Sanctions.

Section XIV - Recordkeeping Requirements.

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I.   Definitions.
     -----------

     (A)  "Access Person" means:

          (1) any director or officer of the adviser or any other person who reports directly or indirectly to the adviser's president (unless exempted in writing by the president),

          (2) every natural person in a control relationship to the adviser who obtains information about recommendations made to a fund concerning the purchase or sale of a covered security, and

          (3) every other person or independent contractor of the adviser designated as an access person by the review officer.

     (B) "Acquisition" or "acquire" includes any purchase and the receipt of any gift or bequest of any covered security.

     (C)  "Adviser" means Opus Investment Management, Inc.

     (D) "Beneficial Ownership" means a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of rule 16a-1 under the Securities Exchange Act of 1934 (the "1934 Act")) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a)(2) of rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

          (1) Ownership of securities by any of that person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);
          (2) That person's partnership interest in the portfolio securities held by a general or limited partnership which that person controls;
          (3) That person's right to receive dividends from a security if this right is separate or separable from the underlying securities;
          (4) That person's interest in securities held by a trust under certain circumstances; and
          (5) That person's right to acquire securities through the exercise or conversion of a "derivative security," which excludes:

               (a)  A broad-based index option or futures contract,
               (b) A right with an exercise or conversion privilege at a price that is not fixed, and
               (c) A security giving rise to the right to receive the other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security.

     (E)  "Control" has the same meaning as in section 2(a)(9) of the 1940 Act.
          Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company.

     (F) "Covered Security" means a security as defined in section 2(a)(36) of the 1940 Act, other than:

          (1)  Direct obligations of the government of the United States.

          (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

          (3) Shares issued by open-end management investment companies registered under the 1940 Act.

          (4) Any other security determined by the Securities and Exchange Commission ("SEC") or its staff to be excluded from the definition of "covered security" contained in rule 17j-1 under the 1940 Act.

     (G)  "Covered Security Held or to be Acquired" means:

          (1)  Any covered security which, within the most recent 15 days:

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               (a)  Is or has been held by any fund or other client; or

               (b) Is being or has been considered by the Adviser for purchase by a fund or other client. A covered security is "being or has been considered for purchase" when the portfolio manager for a fund or other client is giving or has given serious consideration to a purchase of the covered security.

          (2) Any option to purchase or sell, and any security convertible into, or exchangeable for, a covered security described in paragraph (1) of this definition.

     (H) "Disposition" or "dispose" includes any sale and the making of any personal or charitable gift of covered securities.

     (I) "Fiduciary Account" means an account (1) that is not a client of the adviser, (2) for which an access person acts as an investment adviser, trustee or other fiduciary and (3) in which the access person does not otherwise have any beneficial ownership.

     (J) "Fund" means any investment company registered under the 1940 Act or any series of a registered investment company for which the adviser acts as investment adviser or subadviser.

     (K) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the 1934 Act.

     (L)  "Investment Person" means:

          (1) Any employee or other personnel of the adviser (or of any company in a control relationship to the adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of covered securities by a fund or other client and

          (2) Any natural person who controls the adviser and who obtains information concerning recommendations regarding the purchase or sale of covered securities by any fund or other client.

     (M) "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) of the 1933 Act or rule 504, 505 or 506 under the 1933 Act.

     (N) "Material Non-Public Information" about an issuer is information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of that issuer.

     (O) "1940 Act" means the Investment Company Act of 1940 and the rules thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to any fund.

     (P) "Purchase" includes, among other things, the writing of an option to purchase a security.

     (Q) "Restricted Security" means (1) any fixed income security that is a covered security, (2) any equity security that is listed from time to time on the "Restricted List" issued by the adviser, (3) any shares of Allmerica Financial Corporation stock, and (4) any shares of Allmerica Securities Trust.

     (R) "Review Officer" means any officer or employee of the adviser designated to receive and review reports of purchases and sales by access persons. The term "alternative review officer" means any officer or employee of the adviser designated to receive and review reports of purchases and sales by the review officer, and who acts in the manner prescribed in this code for the review officer.

     (S) "Sale" includes, among other things, the writing of an option to sell a security.

     (T) "Security" means a security as defined in section 2(a)(36) of the 1940 Act.

                                       -4-

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II.    Statement of Policy.
       -------------------

     (A) Avoiding Abuses. Each access person must at all times place the interests of each fund and other client first in conducting personal securities transactions. Accordingly, private securities transactions by access persons of the adviser must be conducted in a manner consistent with this code and so as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility. Also, access persons should not take inappropriate advantage of their positions with, or relationship to, any fund or client, the adviser or any affiliated company.
     (B) Adviser's Personal Trading Philosophy. Subject to the fiduciary duty owed by access persons to the funds and other clients and to the requirements of this code, access persons may purchase and sell covered securities owned by the funds and other clients. However, these covered securities transactions must comply with the spirit of, and the specific restrictions and limitations contained in, this code. An access person's transactions in covered securities should also be in amounts consistent with the normal investment practice of that access person. Technical compliance with this code will not automatically insulate from scrutiny abusive securities transactions for personal accounts and fiduciary accounts.
     (C) Time Spent on Trading Activities. In addition, an access person should not spend so much time on personal investment activities that the access person devotes insufficient time and attention to managing the portfolios of the funds and other clients.

III.   Prohibited Activities.
       ---------------------

     (A) General Prohibitions. No access person of the adviser, in connection with the purchase or sale, directly or indirectly, by that access person of a covered security held or to be acquired by a fund or other client may:

          (1) employ any device, scheme or artifice to defraud a fund or other client;

          (2) make to the fund or other client any untrue statement of a material fact or omit to state to a fund or other client a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading;

          (3) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a fund or other client; or

          (4) engage in any manipulative practice with respect to a fund or other client.

     (B) Improper Use of Information. No access person may use his or her knowledge about the securities transactions or holdings of a fund or other client in trading for any account that is directly or indirectly beneficially owned, controlled or influenced by, or any fiduciary account of, the access person. Any investment ideas developed by an investment person must be made available to the funds and other clients before the investment person may engage in personal transactions based on these ideas.

     (C) Front-Running. No investment person may engage in front-running an order or recommendation for a fund or other client, regardless of who is handling or generated the order or recommendation. Front-running means purchasing or selling the same or underlying securities or derivatives based on these securities ahead of and based on a knowledge of client securities transactions that are likely to affect the value of these securities.

     (D) Personal Trading While Client Trades are Pending. No access person may, in trading for any account that is directly or indirectly beneficially owned, controlled or influenced by, or any fiduciary account of, that access person, purchase or sell any restricted security that:

          (1) Is being purchased or sold on behalf of a fund or other client. (This means that an order has been entered but not executed for the fund or other client);

          (2) Has been purchased or sold on behalf of a fund or other client within the previous 7 days; or

          (3) Currently is being considered for purchase or sale on behalf of any fund or other client, even though no order has been placed, unless the transaction is exempt under section IV below.

          These prohibitions will continue until the portfolio manager completes the purchase or sale or decides not to engage in the transaction.

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     (E)  Prohibited Transactions for Fiduciary Accounts. No access person may purchase or sell any restricted security for a fiduciary account if the access person knows or should know that the purchase or sale may adversely affect the interest of a fund or other client. Transactions for a fiduciary account that may adversely affect a fund or other client include:

          (1) Purchases that put upward pressure on the price of a restricted security being purchased or considered for purchase or

          (2) Sales that put downward pressure on the price of a restricted security being sold or considered for sale.

     (F) Short Sales. No access person may sell short a restricted security held in any fund or client account managed by the adviser.

     (G) Transactions with Clients. No access person may directly or indirectly sell to or purchase from a fund or other client any security, other than shares issued by the funds.

     (H) Brokerage Commissions. No access person may negotiate or accept a lower commission rate on personal transactions than is negotiated for any fund or other client.

     (I) Short Term Trading. Employees engaging in short term trading in restricted securities will be required to disgorge any profits from short term trading. Short terms trading means a purchase followed by a sale or a sale followed by a purchase of the same or equivalent restricted securities within a period of 30 days or less. Multiple sales and purchases within a 30 day period will be matched in the way that produces the largest disgorgement amount.

     (J) Communicating Non-Public Client Information. No access person may, directly or indirectly, communicate to anyone who is not an access person any material non-public information about a fund, any other client or any issuer of a security owned by the fund or client. This restriction does not apply to communications necessary to effect securities transactions on behalf of a fund or other client.

     (K) Receipt of Gifts from Business Contacts. No access person may solicit any gift or gratuity from any person or, without the prior written approval of the adviser's president, accept any gift or personal benefit valued at more than $100 annually, from any single person or entity that does business with or on behalf of a fund or other client. This includes the receipt of "special favors" from a stock promoter, such as the opportunity to participate in a limited offering or initial public offering as an inducement to purchase other securities for fund or client accounts. An access person may:

          (1) Accept gifts and promotional items of a de minimis value (as determined by the review officer). De minimis value currently means not more than $100.

          (2) Accept customary business lunches, dinners and entertainment at which both the access person and the giver are present.

          (3) Attend investment and/or professional group seminars or functions sponsored by organizations if attendance has been approved in advance in writing by the adviser's president.

     (L) Service on Unrelated Company Boards. No access person may serve on the board of directors of any publicly traded or privately held company, absent prior written authorization and determination by the adviser's president that the board service would be consistent with the interests of the funds and other clients. An investment person who serves on a company's board may not participate in the decision to purchase and sell securities of that company for a fund or other client.

     (M) Disclosing Interests in Issuers. No investment person may recommend any securities transaction for a fund or other client without having previously disclosed any interest in these securities or the issuer to the adviser, including but not limited to:

          (1) The investment person's beneficial ownership of any securities of the issuer;

          (2) Any contemplated transaction by the investment person in these securities;

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          (3)  Any position with the issuer or its affiliates; and

          (4) Any present or proposed business relationship between the investment person (or any entity in which the investment person has a significant interest) and the issuer or its affiliates.

          An interested investment person having any such interest may not participate in any decision to purchase and sell securities of the issuer for any fund or other client.

IV.    Exempt Transactions and Conduct.
       -------------------------------

The following transactions are exempt from the substantive restrictions and preclearance requirements, but not from the reporting provisions, of this code.

     (A) No Influence or Control. Purchases or sales of restricted securities for an account over which the access person has no direct or indirect influence or control;

     (B) Non-volitional Transactions. Purchases or sales of restricted securities which are non-volitional on the part of the access person;

     (C) Automatic Purchases or Sales. Purchases or sales of restricted securities that are part of an automatic dividend reinvestment, cash purchase or withdrawal plan, but only if the access person makes no adjustment to the amount of securities purchased or sold under the plan;

     (D) Exercise of Rights. Purchases of restricted securities resulting from the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent these rights were acquired by the access person from the issuer, and sales of rights so acquired;

     (E) Transactions Approved by the Review Officer. Purchases or sales of restricted securities that receive the prior written approval of the review officer after disclosure to and review by the review officer of all material information. This approval should be based on a reasonable conclusion that the proposed purchase or sale would not violate the spirit of this code or cause any injury to any fund or other client;

     (F) All or None Tender Offers. Tenders of restricted securities pursuant to tender offers which are expressly conditioned on the tender offeror's acquisition of all of the securities of the same class; and

     (G) Fiduciary Accounts. Purchases or sales of restricted securities for a fiduciary account if

          (1) The aggregate amount of shares included in all these transactions on any trading day does not exceed the lesser of

               (a) 1% of the outstanding principal amount or shares of the restricted security or

               (b) The average weekly trading volume of the restricted security during the four previous calendar weeks.

          (2) The access person sells a restricted security on behalf of a fiduciary account in good faith to fulfill his or her fiduciary duty to the account.

V.     Policies and Procedures to Prevent Insider Trading Violations.
       -------------------------------------------------------------

All employees of the adviser or any affiliate, including access persons, are subject to the adviser's Policies and Procedures to Prevent Insider Trading Violations, in addition to the requirements of this code. Any violation of the adviser's insider trading policy that adversely affects any fund or other client will be a violation of this code.

VI.    Preclearance Procedure.
       ----------------------

     (A) Before effecting transactions in restricted securities for an account that is beneficially owned by an access person, the access person must receive written approval from the review officer. In addition, an investment person must receive written approval from the review officer before effecting purchases of securities in an initial public offering or limited offering for an account that is beneficially owned by the investment person.

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          The review officer will preclear his or her personal securities transactions with the alternative review officer. Each request for preclearance must be submitted to the review officer on Form II attached to this code. Oral approvals of personal securities transactions will not be effective and should not be relied on.

     (B) Any approval by the review officer is valid only for three business days, including the day on which the approval is granted. No access person may place any "good until cancelled" or "limit" order that does not expire within the period for which preclearance is granted. If an access person is unable to effect the transaction in restricted securities during this period, the access person must resubmit a completed Form II and reobtain approval from the review officer before effecting the restricted securities transaction.

     (C) The review officer will base his or her decision whether to approve a personal securities transaction for an access person after considering the specific restrictions contained in and the spirit of this code, including whether the restricted security at issue is being purchased, sold or considered for the account of a fund or other client. The review officer is not required to give any explanation for refusing to approve a securities transaction.

VII.   Brokerage Accounts.
       ------------------

Access persons may direct their brokers to supply to the review officer on a timely basis duplicate copies of confirmations of all securities transactions in which the access person has a beneficial ownership interest and related periodic statements, whether or not one of the exemptions listed in section IV applies.

VIII.  Reporting Requirements.
       ----------------------

Every access person subject to this section VIII must submit to the review officer, on forms designated by the review officer, the following reports as to
(1) all covered securities and brokerage accounts in which the access person has, or by reason of a transaction, acquires beneficial ownership, whether or not the access person had any direct or indirect control over the covered securities or accounts and (2) all fiduciary accounts, in each case, including reports covering transactions exempted by section IV.

     (A) Initial Holdings Reports. Not later than 10 days after an access person becomes an access person, the following information:

          (1) The title, number of shares and principal amount of each covered security (x) in which the access person had any direct or indirect beneficial ownership or (y) that was included in a fiduciary account when the access person became an access person;
          (2) The name of any broker, dealer or bank with whom the access person maintained (x) an account containing securities (including but not limited to covered securities) in which the access person had any direct or indirect beneficial ownership or (y) a fiduciary account, each as of the date the access person became an access person; and

          (3)  The date the report is being submitted by the access person.

     (B) Quarterly Transaction Reports. Not later than 10 days after the end of each calendar quarter, the following information:

          (1) Covered Securities Transactions. For any acquisition or disposition during the calendar quarter of a covered security (x) in which the access person had any direct or indirect beneficial ownership or (y) that was included in a fiduciary account:

               (a) The date of the acquisition or disposition, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each covered security;

               (b) The nature of the acquisition or disposition (i.e., purchase, sale, gift or any other type of acquisition or disposition):

               (c) The price of the covered security at which the acquisition or disposition was effected;

               (d) The name of the broker, dealer or bank with or through which the acquisition or disposition was effected; and

                                       -8-

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               (e)  The date the report is being submitted by the access person.

          (2) Brokerage Accounts. For (x) any account established by the access person containing securities (including but not limited to covered securities) in which the person had a direct or indirect beneficial ownership and (y) a fiduciary account during the quarter:

               (a) The name of the broker, dealer or bank with whom the access person established the account;

               (b)  The date the account was established; and

               (c)  The date the report is being submitted by the access person.

          (3) If There Are No Transactions or New Accounts. If no reportable transactions in any covered securities were effected or new accounts opened during a calendar quarter, the affected access person must submit to the review officer, within ten calendar days after the end of the quarter, a report stating that no reportable covered securities transactions were effected and no new accounts were opened during the quarter.

     (C) Annual Holdings Reports. By a date specified by the review officer and as of a date within 30 days before this reporting deadline, the following information:

          (1) The title, number of shares and principal amount of each covered security (x) in which the access person had any direct or indirect beneficial ownership or (y) that was included in a fiduciary account;

          (2) The name of any broker, dealer or bank with whom the access person maintained (x) an account containing securities in which the access person had any direct or indirect beneficial ownership or (y) a fiduciary account; and

          (3)  The date the report is being submitted by the access person.

     (D) Every report concerning a covered securities transaction that would be prohibited by section III if an exemption were not available under section IV must identify the exemption relied upon and describe the circumstances of the transaction.

     (E) Any report submitted by an access person in accordance with this code may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect beneficial ownership in any covered security to which the report relates. The existence of any report will not by itself be construed as an admission that any event included in the report is a violation of this code.

     (F) To the extent consistent with rule 17j-1 under the 1940 Act, and rule 204-2(a)(12) under the Investment Advisers Act of 1940, the review officer may approve other alternative reporting procedures.

IX.    Initial and Annual Certification of Compliance.
       ----------------------------------------------

     (A) Each access person, within ten (10) days after becoming an access person, must certify, on a form designated by the review officer, that the access person:

          (1) Has received, read and understands this code of ethics and recognizes that the access person is subject to the code;

          (2)  Will comply with all the requirements of this code of ethics; and

          (3) Has disclosed to the review officer all holdings of covered securities and all accounts required to be disclosed pursuant to the requirements of this code of ethics.

     (B) Each access person must also certify annually (by a date specified by and on the form designated by the review officer) that the access person:

          (1) Has received, read and understand this code of ethics and recognizes that the access person is subject to the code;

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          (2)  Has complied with all the requirements of this code of ethics;
               and

          (3) has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported in compliance with the requirements of this code of ethics.

X.     Confidentiality.
       ---------------

All information obtained from any access person hereunder normally will be kept in strict confidence by the adviser, except that reports of transactions and other information obtained hereunder may be made available to the SEC or any other regulatory or self-regulatory organization or other civil or criminal authority to the extent required by law or regulation or to the extent considered appropriate by senior management of the adviser in light of all the circumstances. In addition, in the event of violations or apparent violations of the code, this information may be disclosed to affected clients.

XI.    Identification of and Notice to Access Persons.
       ----------------------------------------------
The review officer will identify all persons who are considered to be access persons and investment persons and inform these persons of their respective duties and provide these persons with copies of this code of ethics.

XI.    Review of Reports.
       -----------------

     (A) The review officer will compare the reported personal securities transactions and holdings of each access person with completed and contemplated portfolio transactions and holdings of the funds and other clients to determine whether a violation of this code may have occurred. The alternative review officer will make this comparison in reviewing the reports of the review officer. Before determining that a violation has been committed by any access person, the review officer or alternative review officer will provide that person with an opportunity to supply additional explanatory material.

     (B) If the review officer or alternative review officer determines that a violation of this code has or may have occurred, he or she will submit a written determination, together with the related report by the access person and any additional explanatory material provided by the access person, to the President of the adviser, who will independently consider and determine whether a violation has occurred.

     (C) On an annual basis, the review officer will prepare a summary of the level of compliance by all access persons with this code during the previous year. This summary will include the percentage of reports timely filed, the number and nature of all material violations and any other material information.

XII.   Sanctions.
       ---------

Any violation of this code of ethics will result in the imposition of such sanctions as the adviser may deem appropriate under the circumstances, which may include, but are not limited to, a warning, disgorgement of profits obtained in connection with a violation, the imposition of fines, suspension, demotion, termination of employment or referral to civil or criminal authorities.

XIII.  Recordkeeping Requirements.
       --------------------------

The adviser will maintain and preserve:

     (A) In an easily accessible place, a copy of this code of ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

     (B) In an easily accessible place, a record of any violation of this code of ethics (or of any prior code of ethics that was in effect at any time during the past five years) and of any action taken as a result of this violation for a period of five years following the end of the fiscal year in which the violation occurs;

     (C) A copy of each report (or computer printout) submitted under this code of ethics for a period of five years. For the first two years these reports must be maintained and preserved in an easily accessible place;

     (D) In an easily accessible place, a list of all persons who are, or within the past five years were, required to make or required to review, reports pursuant to this code of ethics.

     (E)  A copy of each report provided to any fund as required by paragraph
          (c)(2)(ii) of rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which the report is made.

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
          For the first two years each report will be preserved in an easily accessible place; and

     (F) A written record of any decision, and the reasons supporting any decision, to approve the purchase by an access person of any security in an initial public offering or in a limited offering. Each record must be maintained for a period of five years following the end of the fiscal year in which the approval is granted.

Revised:  March 14, 2003


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

                                   APPENDIX A
                                       to
                                 CODE OF ETHICS

This Code of Ethics relates to the purchase or sale of securities of which a covered person has a direct or indirect "beneficial ownership" except for purchases or sales in accounts over which the person has no direct or indirect influence or control as described below.

Beneficial Ownership

"Beneficial ownership" means that one directly or indirectly, by written or unwritten understanding, has (or shares a direct or indirect) financial interest regardless of who is the owner of record. Financial interest means the opportunity directly or indirectly to participate in the risks and rewards of a transaction. Securities owned by a person or by a trust of which one has a beneficial ownership or a similar arrangement include, but are not limited to:

     (1) Securities owned by your spouse, your minor children and relatives of you and your spouse who live in your home, including trusts of which such persons are beneficiaries (other than interests in a trust over which neither you nor such persons has any direct or indirect influence or control over investments);

     (2) A proportionate interest in securities held by a partnership of which you are a general partner;

     (3) Securities in which you have a right to dividends that is separated or separable from the underlying securities;

     (4) Securities that you have a right to acquire through the exercise or conversion of another security, whether or not presently exercisable; and

     (5) Securities held in accounts from which you receive a performance related fee based on less than one year's performance.

You do not have a financial interest in securities held by a corporation of which you are not a controlling shareholder and do not have or share investment control over its portfolio.

No Influence or Control

The Code does not apply to purchases and sales of securities transactions effected in any account over which you do not have "any direct or indirect influence or control". However, this "no direct or indirect influence or control" exception is, in the opinion of our counsel, limited to few situations. The principal one is that described in paragraph (1) above, where securities are held in a trust, in which you have a beneficial interest, but where you are not the Trustee and have no control or influence over the Trustee.

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